UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) September 18, 2000


                      Commission file Number 000-28287



                         KNOWLEDGE FOUNDATIONS, INC.
           (Exact Name of Registrant as Specified in its Charter)
                          (Formerly Calipso, Inc.)


Delaware                                             88-0418749
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)




7852 Colgate Avenue
Westminster, California                              92683
(Address of principal executive offices)             (Zip Code)




                               (626) 444-5494
              (Registrant's Executive Office Telephone Number)

                       CAUTIONARY STATEMENT CONCERNING
                         FORWARD LOOKING STATEMENTS

     This 8K filing and the documents to which we refer you to in this filing contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including:

     *    our financial performance and projections;

     *    our growth in revenue and earnings; and

     *    our business prospects and opportunities.

      You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes", "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including

     *    our ability to retain the business of our significant customers;

     *   our ability to keep pace with new technology and changing market needs;
         and

     *    the competitive environment of our business.

      These and other factors may cause our actual results to differ materially from any forward-looking statement.

      Forward-looking statements are only predictions. The forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, might not occur.

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of August 7, 2000 between Calipso, Inc. ("Calipso" or the "Company"), a Delaware corporation, and Knowledge Foundations, Inc. ("KFI"), a Delaware corporation, all the outstanding shares of common stock of KFI were exchanged for 33,918,400 shares of 144 restricted common stock of Calipso in a transaction in which Calipso was the surviving corporation. The number of shares issued to KFI stockholders in the merger represented 84.58% of the shares outstanding of 40,098,000 post merger.

     The Merger between Calipso and KFI was effective with the concurrent filing of a Certificate of Merger with the Secretary of State in Delaware on September 18, 2000. At the effective time of the merger the name of the Calipso was changed to Knowledge Foundations, Inc.

     As a result of the merger, the 33,918,400 shares that were issued to the Knowledge Foundations, Inc. stockholders resulted in a change in control of the Company. Additionally new officers and directors were appointed and elected. See "Management" below.

     Based on currently available information, after the consummation of the Merger, the Company does not believe that there will be any beneficial owners of more than five percent (5%) of the Common Stock except as set forth below.

NAME AND ADDRESS                            SHARES
OF BENEFICIAL HOLDER                     BENEFICIALLY     PERCENT OF CLASS
                                            OWNED
Richard Ballard (1)                       21,377,516           53.31%
     Chairman
Jan Pettitt (1) (2)                       4,277,622            10.66%
     Director
Michael Dochterman (1)                    4,638,412            11.56%
     President and CEO, Director
Robert A. Dietrich (1)                    2,576,884             6.43%
     Vice President and CFO, Director

(1) The address is 7852 Colgate Avenue, Westminster, California 92683.
(2) Jan Pettitt is the wife of Richard Ballard.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to the terms and conditions of the merger between Calipso and KFI the then present intellectual property of Calipso was transferred from the Company according to an asset assignment agreement. As a result of the merger, the Company effectively acquired the assets of Knowledge Foundations, Inc. which are described below.

KNOWLEDGE FOUNDATIONS, INC. TECHNOLOGY

Business General

     Knowledge Foundations, Inc. ("KFI" or the "Company") is a developer and marketer of knowledge engineering software. KFI possess an exclusive license for two generations of successfully deployed knowledge engineering software tools, developed by the Company's Chairman and Chief Science Officer, Dr Richard L. Ballard. Previous versions of the software have been used in a variety of government applications for the US Navy, US Air Force, US Army Strategic Defense Command, NASA's Johnson Space Center and others. Knowledge Foundations' software operates transparently within the MS-Windows environment and has the capacity to capture virtually any form of knowledge, and to code it for increased processing speed, storage capacity and intuitive access to knowledge.

     KFI acquired the rights to its technology through a License and Royalty Agreement entered into on April 6, 2000 by and between Richard L. Ballard and Janet J. Pettitt (Ballard), husband and wife, and KFI. The License and Royalty Agreement provides KFI with exclusive and transferable rights to Ballard's software. Future inventions and software developments will be the exclusive property of KFI.

     The Company intends to further develop the software for additional capabilities, to obtain appropriate intellectual property protection, to provide knowledge engineering services to clients and to market its software tools to software application developers under license agreements.

     Knowledge Foundations' software products are best described as knowledge-
based   engineering  and  application  development  tools.  Whereas   current
information processing applications are limited to informational data content with predictable outcomes, KFI's software will use coded human knowledge to assist a user in solving and managing unpredictable problems by answering complex questions such as how, why, and most important - what if?

     KFI's technology will allow organizations to permanently store lessons learned, contracted work products, and intellectual capital as a "knowledge base". The company's technology captures, codifies and integrates virtually any form of knowledge into easily accessed and marketable formats. The application of KFI's software tools will provide a production process for building small to large knowledge bases and assist companies in managing a most important asset -- knowledge.

     Software manufacturers will be able to license KFI's software to enhance their own information based applications. Individual users and corporate enterprises alike will be able to permanently store their intellectual capital, work products, experience, and learning in a knowledge base. These knowledge bases will then be able to grow through the introduction of new knowledge and be passed on from generation to generation.

     KFI's goal is to patent and establish its unique technology as an "industry standard" for all knowledge based computing and plans to market its technology to the world through licensing agreements.

Products and Services

Software Tools
     The computer's usefulness continues to evolve as both business tool and personal assistant. About the time it appears that computers can't get any faster, smaller or user-friendlier, the next generation of Microsoft or Intel appears and new functions and capabilities are available. There are however, two specific limits that are inherent to all computers and that are not going away. First, the computer can only process "information" -- such as contextual data, facts & figures, words, numbers, objects and pictures. This is true because all computers use a machine coding language founded on design principles that only process "information content." Second -- although computers are more capable than ever before, they do not have a brain, can't learn, and must depend on the brain work or knowledge of their user to produce meaningful to maximum results.

     KFI `s proprietary machine coding language is capable of capturing and storing permanently the brain work that could only previously be performed separately by a computer user - using his or her personal knowledge. This coding language can capture virtually every kind of knowledge from original sources while functioning symbiotically with traditional information based computing systems.

     With a knowledge base developed with KFI's software, knowledge or intellectual capital can be linked and integrated with information content. A user would then possess (in addition to the usual information retrieval) the captured, stored and now useful thoughtful knowledge of an expert.

     Over the past eight years, Dr. Ballard has turned theory and technology into tools and completed projects for the U.S. Government's Defense and Civilian Space programs. Dr. Ballard's theories and subsequent technology have been nurtured by the U.S. Military Star Wars program, knowledge warfare, management of trillions of dollars of resources, and fierce international competition - all of which provided a rich, vital and sheltered venue for developing and testing this technology. The first two generations of the software, named Mark I and Mark II, were used in these projects. KFI will utilize the Mark II version (but deliver Mark III version) during 2000 and into 2001, when the newest version of the software will be available. KFI has begun related development work on the Mark III version, due for of its first release in 3 rd Qtr, 2001.

     The Mark III version will have at least four releases over the next eighteen months:

   1. Release 1: Reference publication and decision guidance tool. This is targeted at publishers, producers, and contractors in large markets that publish, maintain and employ massive, slowly evolving, tightly integrated knowledge products.

  2. Release 2: Reference service and management tool. This is targeted at software tool developers, service contractors, corporate support units, and entrepreneurs who build, service and maintain small to massive knowledge products and services.

 3. Release 3: Professional User tool: This is a basic version as an application driver for professional application developers.

 4. Release 4: Enterprise Developer tool. This is targeted at more complex client server environments, with automated data import and file integration needs.

Integration Services and Training Services

     KFI will provide consulting and training services to clients and to integrators (VARs, IT consultants) to assist in project feasibility analysis and subsequent development of knowledge bases utilizing KFI's software tools. It is anticipated that in the first two to three years, integration service revenues will exceed license revenues. The goal is to quickly populate target markets with completed knowledge base projects and to train 3rd party developers in knowledge base development techniques. It is KFI's intention to assist and train integrators within vertical markets in the development of broad based industry applications and not to compete with them in deployment of KFI's technology with additional users within that industry. KFI will provide per seat licenses to such integrators for resale to industry customers.

     Based upon the prior experience of Dr. Ballard in eleven completed projects, integration fees would likely range from $250,000 to $1 million per project.

     As KFI's knowledge base format becomes increasingly utilized for knowledge capture and storage, it is anticipated that 1) a new commerce will evolve wherein knowledge content will be the prime commodity; and 2) that end-user knowledge base creation costs will also decrease because of readily available knowledge content on the market. It is KFI's intention to assist and train integrators within vertical markets in the development of broad based industry applications and not to compete with them in deployment of KFI's technology with additional users within that industry. KFI will provide per seat licenses to such integrators for resale to industry customers.

Markets

  KFI's "first of breed" technology will create new solutions where there is no comparable competitive solution. Taking maximum advantage of market leadership, KFI plans to penetrate and establish quickly its knowledge coding technology as the knowledge-based computing industry "Standard" in four multi-billion dollar markets. These four markets are:

*    Market 1 - Knowledge Owners & Publishers Markets
*    Market 2 - Knowledge Consuming Market

*    Market 3 - Retail Productivity Tool Market ("Killer Apps")
*    Market 4 - Corporate IT Legacy Integration Market

  The Company's initial marketing plan focuses on developing knowledge-based tools and applications delivered directly to end-users as readily productive knowledge bases, creating cash flow. The Company will continue its application development and integration services to end users while stepping up its program to license its tools to other integrators. The Company's component licensing relationships target vertical market driven, system developers who will build, integrate and market their own knowledge-based applications over the new Mark III technology platform. It is also anticipated that some of KFI's own integration/application development service contractors will spin-off as licensed system developers.

  The Company's midterm goal is to focus its in-house integration services on new markets and challenging "first product applications", making way for and not competing with its growing base of licensed system developers. With this strategy, KFI's product development services revenue should plateau and be overtaken and surpassed by licensed tool sales after the second year, driven by consumer level "Killer Apps" and growing OEM component licensing.

  The Company's long-term goal is to position its knowledge-based software as the "Industry Standard" for all knowledge based computing. The Company's products are designed to be scalable to facilitate applications from the largest enterprise to the small individual consumer. The Company will maintain an aggressive R&D program to maintain its technology lead and will undertake an aggressive national and international patent strategy to protect its leading position. The Company plans to use a very aggressive strategy of competitive pricing to market its tools openly to every software company. The goal is to make it easier to embrace KFI's software standard than to look elsewhere or compete against it, thus advancing the ubiquity of KFI's technology Standard.

Market 1 - Knowledge Owners & Publishers Markets

     This first targeted market focuses on companies that own, publish, and/or distribute great bodies of service or product documentation. The most strategic are publishers of extremely popular reference products. Publication in KFI's format offers unmatchable views and integration of everything a user might need. Popular publications give KFI's technology a very large and well-accepted showcase - a user base that will "pull" KFI's retail killer application into retail stores.

     The second strategic segment targets the professional and technical references that define each industry's infrastructure. Massive publishing companies own books and on-line references used by every doctor, lawyer, insurance, finance and actuarial professional. Equipment manufactures, such as Boeing, Airbus Cisco, AT&T, Nortel, distribute massive amount of knowledge to their clients. KFI's coding densities and solutions for complexity, costs and resource growth will allow infrastructure companies to replace a room full of documents with tools that provide expert solutions in a few minutes.

     In this market, KFI sells licenses, teams and offers prime development support contracts on the business model tested and documented by Dr. Ballard over the past decade. Through site licensed builder tools, this model is sold to corporate and small business licensees allowing them to invade and permeate every development market niche.

Market 2 - Knowledge Consuming Market

     This market starts at the top, the executive management of knowledge creating/consuming companies. It targets the Big 5 accounting/consulting and IT consulting firms, the Fortune 1000, and other leading lights to help their management and most prominent clients grasp the heretofore-unexpected opportunities of knowledge-based computing. These organizations live by their perceived wisdom and foresight. KFI's vision, "flag-level" successes in government, and remarkable tool capabilities will provide these professional services firms with the capability to more effectively and efficiently complete client engagements. The Company's technology and services are compelling complements to the "Knowledge Management" practices these firms are now almost universally offering to their business clients.

     As seen by KFI, this market will experience the greatest long-term benefit and financial savings - buying the tools of knowledge in lieu of hiring, training and sustaining human heads for their knowledge storage potential. With the Big 5, IT consulting and satisfied industry leaders as a chorus, this effort endeavors to generate the management "pull" for knowledge-based assets and employee work products formatted for executive knowledge integration and decision support.

      This "pull" brings in early, high-end development tool licenses; large development services contracts that contribute heavily to overhead support, and creates a solid industry base for the massive "killer application" sales that come next.

Market 3 - Retail Productivity Tool Market ("Killer Apps")

     This third targeted market provides a great revenue expansion potential for KFI. KFI's "Killer Apps" are best compared to applications like Excel, Access, Quicken, and MS Project. Mastery of these KFI productivity tools brings a very substantial personal and resume enhancing income potential to the developer. This mastery comes either in tool cost or ultimately in the time and money spent for training and experience building. Like the tools cited above, KFI's Killer Apps use and teach a powerful discipline called "modeling" and to a greater degree than those cited, this modeling discipline is applicable to every knowledge development task and subject.

     The  large  investments  and  marketing push behind  this  first-of-kind
"knowledge mapping tool" should be timed to exploit the pull generated by early press notice, critical product acclaim, and singular, knowledge publishing successes. An early Internet-based "beta" release campaign will be targeted initially toward academic and knowledge technology professionals who are looking eagerly for their first ever, personal knowledge building tool.

Market 4 - Corporate IT Legacy Integration Market

     This market signals several moves from a "safe" initial market exclusivity and dominance position into markets that are orders of magnitude larger -- into markets where the incumbents are already among the largest companies in the world. KFI's fundamental position is unchanged; we wish to establish a commercial standard for knowledge capture, storage, and exchange. The company intends that this be an open standard that we to avoid promoting any "would-be" licensee to seek or become a competitor.

     Intentionally, the initial steps in this market will be very modest. KFI's early tool releases for other markets will import from legacy database, text processing, graphics, and productivity tool (spreadsheet, project, etc,) and export through standard file and internet formats, local client servers, and desktop drag-and-drop protocols.

     KFI's unique "middle-ware" position starts where KFI's knowledge-based computing technology integrates directly into legacy networks. Dr. Ballard's approach to this market was demonstrated to the US Navy in 1997-99 in a three-
phase   SBIR  project.  Dr.  Ballard  built  a  Virtual  Database  Interface, establishing that it could take in knowledge of "any" system's protocols and assumed behavior. The knowledge base could then configure its interface to appear "plug-to-plug" compatible.

Competition

     KFI will enter many very competitive industries with a "first of its kind" and "one-of-a-kind" knowledge capture and storage technology unlike any known competing technology. KFI's strategy is to license its technology as a software development tool to all entities that choose to compete in every industry and every market where the capture and storage of knowledge creates value. In essence, KFI's competition is whatever container now stores and transfers knowledge, i.e., the human brain, books or other media. KFI's technology creates a new economic model, unique format and media platform on which knowledge storage and transfer can take place.

     A quickly evolving and growing target market is the knowledge management industry. Within this industry, there are several competing theories backed by numerous technology vendors. In all cases, the theories and their supporting vendors are limited by traditional information based computing machine codes and architecture. Specifically, these limitations include the inability to compute rational thought structures, theories, concepts, believes, truths and experience. KFI's software development tools will enable these vendors to add useful knowledge content to their existing knowledge management applications. KFI views these vendors as potential customers, not competitors.

     Current knowledge management offerings are two fold: portal searches for intranet and Internet information and documentation management. Both of these techniques suffer from the same problem and therefore do not adequately address the needs of knowledge base development and use. They use language to connect to information bases passing as knowledge bases. There is very limited use of concept classifications, such as taxonomies; a bare minimum needed to describe learned knowledge in the form of solution processes or theories or conclusions. KFI's software tool utilizes non-language dependent ontology concept phrasing, which is necessary to adequately describe the knowledge the expert learned or developed. These competing solutions will be a significant factor in the market place.

     In the case of applications competition, the reference publishing industry, KFI's competition for knowledge storage and knowledge transfer is the book. If a reader desires the knowledge contained within a book, the reader must read cover to cover, eliminating unwanted content while linking relevant content into the brain. KFI's technology will link all the content of hundreds to thousands of books and give the same reader instantaneous access to all that is known, cover to cover, without costing the reader the "knowledge transfer" time of reading each book. KFI views these publishers as potential customers, not competitors.

     Over the past few decades, many unexpected and unpredictable competitors have exploded into existence because of industry standard software development tools that enabled information transfer and information commerce. It is anticipated that KFI's knowledge-based software development tools will be the catalyst for new industries, and new competitors within those industries aimed at promoting knowledge transfer and knowledge commerce.

Management

     As a result of the Merger, and pursuant to the terms of the Merger Agreement the directors and officers of the Company are as set forth below until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Company's Corporation's Charter and Bylaws.

     The management of KFI after the Effective Time of the Merger will be as follows:

     Dr. Richard Ballard, Ph.D. -- Chairman and Chief Scientist: Dr. Ballard is the founder and creator of KFI's technology. From August 1995 to March 2000, Dr. Ballard has been the sole proprietor of Knowledge Research and Knowledge FoundationsT developing and delivering knowledge based software tools and applications primarily to US Government Agencies and Software Publishers. From April 2000 to present, Dr. Ballard has been Chairman of the Board and Chief Scientist of KFI. His background includes hands-on executive management of numerous start-up companies including Co-Director and Founder of Apple Foundations for Steve Jobs & Mike Markula and Founder/Chairman of TALMIS Division, International Data Corporation for Patrick McGovern. He has received 128 software citations, developed 3 Management Software Workshops and 21 Educational Software Workshops, been published in 35 publications and technical reports. As a University of California professor and researcher, he has developed and taught numerous classes over 15 years. Dr. Ballard will manage all research and development functions as well as assisting with sales activities.

     Mr. Michael W. Dochterman - President, CEO and Director: From August 1995 to December 1995, Michael Dochterman was an independent business consultant developing business plans, raising capital and providing executive management for startup clients. From January 1996 to April 1999, Mr. Dochterman served in various executive management positions launching several new products and Divisions for Sempra Energy. From April 1999 to April 2000, Mr. Dochterman developed KFI's business plan and from April 2000 to present, has been CEO/President and a Board member of KFI. Mr. Dochterman's background includes hands-on executive management and business consulting experience providing operational guidance for numerous start-ups. He has more than fifteen years experience as President or Vice President of private enterprises and three years executive management experience in a Fortune 500 company. Mr. Dochterman will manage all corporate business activities as well as first year sales and marketing functions.

     Mr.  Robert  A.  Dietrich - Executive Vice President, CFO and  Director:
From August 1995 to March 2000, Robert Dietrich has been President/CEO and Director of Semper Resources Corporation (SRCR.OB) and CyberAir Communications, Inc., from January, 1998 to March, 2000. From April 2000 to present, Mr. Dietrich has been CFO, Vice President of Operations, and a Board member of KFI. His background includes hands-on executive management; investment banking and financial consulting experience. He has more than fifteen years experience as vice president (finance and operations) or president of public and private enterprises and thirteen years with Big 5 and regional CPA firms and technology based investment banking firms providing financial and operations consulting and merger/acquisition and financial structuring for clients. Mr. Dietrich is a CPA with a B.B.A. from Notre Dame and an MBA from the University of Detroit. Mr. Dietrich will manage all financial and accounting activities as well as operational management of integration services.

     Ms. Janet J. Pettitt - Director of Training Development, Director: From August 1995 to March 2000, Jan Pettitt has been sole proprietor, founder of Interactive Productions, a proprietorship that provided training for prior customers of KFI's technology. She has 16 years of hands on experience as a Master Corporate Software Trainer delivering and training trainers and end users of published and proprietary software and hardware systems. Ms. Pettitt has a B.A. from Fontbonne College and years of teaching experience at Flourissant Valley Community College and Holy Names Academy.

Management Contracts

     KFI has employment agreements with three of its directors, Richard Ballard, Robert Dietrich and Michael Dochterman. Upon the effectiveness of the Merger with Calipso, the Employment Agreements transferred to the Surviving Corporation on the same terms and conditions with the Surviving Corporation being the employer.

  Dochterman Employment Agreement. On April 6, 2000, the Board of Directors appointed Michael W. Dochterman as CEO, President and director of KFI. Mr. Dochterman subsequently entered into an Employment Agreement with KFI for a term commencing May 1, 2000 and expiring March 31, 2004. This agreement shall automatically be extended for additional one-year terms unless either party gives written notice to terminate the agreement. Under the terms of the agreement, Mr. Dochterman will receive a base annual salary of Ten Thousand Dollars ($10,000) per month. Salary will be adjusted by the Board of Directors each successive January 1st in an amount no less than a ten percent (10%) increase. The agreement provides for the following additional compensation:

  a.  Incentive   Compensation.   Mr.  Dochterman  will  receive   incentive
      compensation annually calculated on EBITB (earnings before interest, taxes and any other executive bonuses) as follows:

          EBITB          Marginal                    Bonus
                         % Bracket
  $0 - $500,000             3%     Up to $15,000
  $501,000-$1,500,000       4%     $15,000 plus 4% of EBITB over $501,000
  $1,500,001-$2,500,000     5%     $55,000 plus 5% of EBITB over $1,500,001
  $2,500,001-$3,500,000     6%     $105,000 plus 6% of EBITB over $2,500,001
  Over $3,500,000           7%     $165,000 plus 7% of EBITB over $3,500,000

b. Management by Objectives ("MBO") Bonus. Beginning May 1, 2000, and recommencing each successive calendar year during the term of his employment agreement, Mr. Dochterman shall receive a MBO Bonus for the incentive, accomplishment, completion and/or delivery of predefined strategic objectives that support the company's business. The Board of Directors shall assign a specific economic MBO bonus value and payment schedule to each objective and Mr. Dochterman will be paid the appropriate MBO bonus based on performance and accomplishment of the objectives as determined by the Board of Directors.

c. Stock Purchase Agreement. Mr. Dochterman has purchased 4,597,400 shares of KFI stock at a purchase price of $.00001 per share for an aggregate purchase price of $459.74 subject to certain restrictions and an 83b Tax Election. The purchased shares are subject to a repurchase right which means KFI has the right to acquire portions of the purchased shares at the original purchase price if for certain reasons Mr. Dochterman's employment is terminated. Such repurchase right will lapse in a series of annual and monthly installments over a three (3) year period. These shares shall be vested at the rate of:

(i) Twenty-five percent (25%) of the shares immediately upon execution of the agreement.
(ii) Twenty-five percent (25%) of the shares upon the first anniversary of the agreement.
(iii)the balance of the shares in a series of twenty-four (24) equal monthly installments upon the Mr. Dochterman's completion of each successive month of service within the twenty-four (24) month period measured from the date of the first anniversary of this agreement.

     The Stock Purchase Agreement provides for the shares to be escrowed by KFI. The shares shall be released in accordance with the above vesting schedule. Until such time as the Corporation exercises the Repurchase Right, Mr. Dochterman shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow.

In addition to the above compensation, the agreement also provides for an automobile allowance for Mr. Dochterman in the amount of $750.00 per month.

Mr. Dochterman's Employment Agreement contains a Nondisclosure provision but does not contain a non-compete provision.

  Dietrich Employment Agreement. On April 6, 2000, the Board of Directors appointed Robert A. Dietrich as CFO, VP-OPS and as a director of KFI. Mr. Dietrich subsequently entered into an Employment Agreement with KFI for a term commencing May 1, 2000 and expiring March 31, 2004. The agreement shall automatically be extended for additional one-year terms unless either party gives written notice to terminate the agreement. Under the terms of the agreement Mr. Dietrich will receive a base annual salary of Ten Thousand Dollars ($10,000) per month. Salary will be adjusted by the Board of Directors each successive January 1st in an amount no less than a ten percent (10%) increase. The agreement provides for the following additional compensation:

  a.     Incentive   Compensation.   Mr.  Dietrich  will  receive   incentive
     compensation annually calculated on EBITB as follows:

          EBITB          Marginal                    Bonus
                             %
                          Bracket
  $0 - $500,000             3%     Up to $15,000
  $501,000-$1,500,000       4%     $15,000 plus 4% of EBITB over $501,000
  $1,500,001-$2,500,000     5%     $55,000 plus 5% of EBITB over $1,500,001
  $2,500,001-$3,500,000     6%     $105,000 plus 6% of EBITB over $2,500,001
  Over $3,500,000           7%     $165,000 plus 7% of EBITB over $3,500,000

  b.    MBO  Bonus.   Beginning May 1, 2000 and recommencing each  successive
   calendar year during the term of the agreement, Mr. Dietrich shall receive a MBO Bonus for the incentive, accomplishment, completion and/or delivery of predefined strategic objectives that support the company's business. The Board of Directors shall assign a specific economic MBO bonus value and payment schedule to each objective and Mr. Dietrich will be paid the appropriate MBO bonus based on performance and accomplishment of the objectives as determined by the Board of Directors.

  c. Stock Purchase Agreement. Mr. Dietrich has purchased 2,554,100 shares of KFI stock at a purchase price of $.00001 per share for an aggregate purchase price of $255.41 subject to certain restrictions and an 83b Tax Election under an 83b election. The purchased shares are subject to a repurchase right which means KFI has the right to acquire portions of the purchased shares at the original purchase price if for certain reasons Mr. Dietrich's employment is terminated. Such repurchase right will lapse in a series of annual and monthly installments over a three (3) year period. These shares shall be vested at the rate of:

(iv) twenty-five percent (25%) of the shares immediately upon execution of the agreement.
(v) Twenty-five percent (25%) of the shares upon the first anniversary of the agreement.
(vi) the balance of the shares in a series of twenty-four (24) equal monthly installments upon the Mr. Dietrich completion of each successive month of service within the twenty-four (24) month period measured from the date of the first anniversary of this agreement.

     The Stock Purchase Agreement provides for the shares to be escrowed by KFI. The shares shall be released in accordance with the above vesting schedule. Until such time as the Corporation exercises the Repurchase Right, Mr. Dietrich shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow.

In addition to the above compensation, the agreement also provides for an automobile allowance for Mr. Dietrich in the amount of $750.00 per month.

Mr. Dietrich's Employment Agreement contains a Nondisclosure provision but does not contain a non-compete provision.

  Ballard Employment Agreement. On April 6, 2000, the Board of Directors appointed Richard L. Ballard as Chairman, CSO and Director of KFI. Mr. Ballard subsequently entered into an Employment Agreement with KFI for a term commencing May 1, 2000 and expiring March 31, 2004. The agreement shall automatically be extended for additional one-year terms unless either party gives written notice to terminate the agreement. Under the terms of the agreement Mr. Ballard will receive a base annual salary of Ten Thousand Dollars ($10,000) per month. Salary will be adjusted by the Board of Directors each successive January 1st in an amount no less than a ten percent (10%) increase. The agreement provides for the following additional compensation:

  a. Incentive Compensation. Mr. Ballard will receive incentive compensation annually calculated on EBITB as follows:

          EBITB          Marginal                    Bonus
                         % Bracket
  $0 - $500,000             3%     Up to $15,000
  $501,000-$1,500,000       4%     $15,000 plus 4% of EBITB over $501,000
  $1,500,001-$2,500,000     5%     $55,000 plus 5% of EBITB over $1,500,001
  $2,500,001-$3,500,000     6%     $105,000 plus 6% of EBITB over $2,500,001
  Over $3,500,000           7%     $165,000 plus 7% of EBITB over $3,500,000

  b.    MBO  Bonus.   Beginning May 1, 2000 and recommencing each  successive
     calendar year the term of the agreement, Mr. Ballard shall receive a MBO Bonus for the incentive, accomplishment, completion and/or delivery of predefined strategic objectives that support the company's business. The Board of Directors shall assign a specific economic MBO bonus value and payment schedule to each objective and Mr. Ballard will be paid the appropriate MBO bonus based on performance and accomplishment of the objectives as determined by the Board of Directors.

In addition to the above compensation, the agreement also provides for an automobile allowance for Mr. Ballard in the amount of $750.00 per month

Mr. Ballard's Employment Agreement contains a Nondisclosure provision but does not contain a non-compete provision.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

Overview

      The following discussion regarding the financial statements of KFI, a development stage company, should be read in conjunction with the financial statements and notes thereto included elsewhere in this filing. The financial statements of Calipso pre merger are generally immaterial, as Calipso has had limited operations, thus we have eliminated any discussion of Calipso's pre merger operations. Further, Calipso's financial statements have had limited changes since the filing of Calipso's Form 10-KSB for the period ending March 31, 2000.

Financial Status of KFI from the commencement period from inception (April 6, 2000 through June 30, 2000).

     Revenues. KFI is a development stage enterprise as defined in SFAS #7, and has generated no revenues during the audited period from inception. KFI is devoting substantially all of its present efforts in acquiring its technologies and in capital raising functions.

     Costs and Expenses. KFI had operating expenses of $130,832 during the audited period from inception.
     Net Loss. KFI's net loss for the period from inception (April 6, 2000) to June 30, 2000 was $134,945.

Liquidity and Capital Resources

     KFI, being a development stage enterprise, experienced negative cash flows from operations during its initial months of operations, which cash flows resulted in a net loss of $134,945. As KFI expands its technology base it may continue to experience net negative cash flows from operations, pending receipt of license or sales revenues. Additionally, KFI will more likely than not be required to obtain additional financing to fund operations. During KFI's first quarter of business, KFI obtained a $300,000 unsecured convertible subordinated note payable, which bears interest at 8% per annum which is paid semi-annually in arrears and the principal matures on April 18, 2003. It is anticipated that upon completion of the Merger referenced herein, that KFI will obtain additional equity and/or debt financing to assist KFI in covering its net negative cash flow until operations provide sufficient cash flows.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

     The following discussion is qualified in its entirety by reference to the Delaware Charter Documents.

Common Stock

     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.001par value per share, of which approximately 40,098,000 shares were outstanding as of the post merger date of September 20, 2000. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities including distributions to preferred stockholders, if any. Holders of common stock have no preemptive rights to purchase the Company's common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.Preferred Stock

     The Company's Articles of Incorporation also authorizes the issuance of 20,000,000 shares of Preferred Stock, $.001 par value per share, of which there were no shares outstanding as of this date.
Price Range of Shares and Dividends

     As of August 4, 2000, there were approximately 85 record holders of Shares. The Common Stock traded on OTCBB, under the symbol "CPSJ" and on September 21, 2000 the symbol was changed to "KNFD." The Company's Transfer Agent and Registrar is Signature Stock and Transfer. The Company has not declared or paid any dividends on the Common Stock and does not intend to do so prior to the Merger.

     The following table sets forth, for each of the periods indicated, the high and low sales quotations per Share as reported by OTCBB.

                      SALE PRICE
                  HIGH           LOW
May 2000         $3.00          $1.00
June 2000         3.00          2.01
July 2000         2.63          1.38

     On August 10, 2000, the last full trading day before the first public announcement of the intention to commence the Merger, the last reported sale quotation of the Shares on the OTCBB was $1.38 per Share.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Registrant has appointed Corbin & Wertz, Irvine, California, as registrant's independent accountants for the fiscal year ending December 31, 2000. This is a change in accountants recommended by registrant's Audit Committee and approved by registrant's Board. Corbin & Wertz was engaged by registrant on September 18, 2000. Barry L. Friedman ("Friedman") has served as registrant's independent accountants since registrant's formation in 1998.

     The audit reports issued by Friedman with respect to the registrant's financial statements for 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During 1999 and 1998 (and any subsequent interim period), there have been no disagreements between the registrant and Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304-(a) (1) (v) of Regulation S-K occurred during 1999 or 1998 or any subsequent interim period.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Friedman as the independent accountants of registrant. The change in accountants follows registrant's merger with Calipso's (after name change - Knowledge Foundations, Inc.) merger with Knowledge Foundations, Inc.

ITEM 5.     OTHER EVENTS

     On September 21, 2000 Knowledge Foundations, Inc. issued a press release (the "Press Release") announcing the completion of the merger between Calipso and Knowledge Foundations, Inc. In the Press Release KFI also announced the change of its name from Calipso to Knowledge Foundations, Inc. and the change in its Ticker Symbol from "CPSJ" to "KNFD."

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Resignations of the Company's officers and directors occurred concurrent with closing of merger. The new officers and directors are referenced in Item 2.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements:

     a)  Knowledge Foundations, Inc. (Attached)
          Report of Independent Auditor
          Balance Sheet For The Period Ending June 30, 2000
          Statement of Operations For The Period April 6, 2000 (Inception) through June 30, 2000
          Statement of Stockholders' Deficit For The Period April 6, 2000 (Inception) through June 30, 2000.
          Statement of Cash Flows For The Period April 6, 2000 (Inception) through June 30, 2000
          Notes to Financial Statements

     b) *Calipso Financial Statements - Incorporated by reference from 10SB filing in November 1999.
     c) Proforma Condensed Consolidated - derived from the audited financial statements of KFI for the period April 6, 2000 through June 30, 2000 and of Calipso for period ending March 31, 2000.
          Consolidated Balance Sheet
          Consolidated Statement of Operations

     Exhibit                  Description

2.1 Agreement and Plan of Merger, dated August 7, 2000 between Calipso and Knowledge Foundations, Inc.
3 (i) Certificate of Merger, dated August 17, 2000, filed with the Secretary of State, Delaware RE: Merger between Calipso and Knowledge Foundations, Inc.

3 (i) (a)             Certificate of Amendment of Certificate of
                      Incorporation, dated August 17, 2000, re: 36:1
                      forward split of shares
3 (i) (b)             Certificate of Amendment of Certificate of
                      Incorporation, dated August 17, 2000, re: 1.35:1
                      foward split of shares
3 (i) (c)             Certificate of Amendment of Certificate of
                      Incorporation, dated August 17, 2000, re: change authorized to 100,000,000 common shares at $.001 par value and 20,000,000 preferred shares at $.001 par value.
3.1*                  Articles of Incorporation of Knowledge Foundations,
                      Inc. (formerly Calipso, Inc.) filed on May 31, 1994 -
                      Incorporated by reference from the Calipso 10SB filing in November, 1999
3.2*                  By-laws of Knowledge Foundations, Inc. (formerly
                      Calipso, Inc.) - Incorporated by reference from the Calipso 10SB filing in November 1999.
4 (a)                 Stock Repurchase Agreement - dated September 18, 2000
                      between Calipso and Wright & Bleers and Ocean Way
                      Investments, Ltd.
4 (b)                 Lock Up Agreement - dated September 18, 2000 between
                      Calipso and Wright & Bleers and Ocean Way
                      Investments, Ltd.
10.1                  License and Royalty Agreement dated April 6, 2000
                      between Richard L. Ballard and Janet J. Pettitt and
                      Knowledge Foundations, Inc.
10.2                  Employment Contract of Michael W. Dochterman dated
                      May 1, 2000.
10.3                  Employment Contract of Robert A. Dietrich dated May
                      1, 2000.
16                    Letter of Barry Friedman re: change in certifying
                      accountant
99.1                  Text of Press Release dated September 21, 2000

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           KNOWLEDGE FOUNDATIONS,INC.

                                           By/s/ Michael Dochterman
                                             Michael W.Dochterman, President

Date:     September 26, 2000

EXHIBIT INDEX

Financial Statements:

     a) Knowledge Foundations, Inc. (Attached)
          Report of Independent Auditor
          Balance Sheet For The Period Ending June 30, 2000
          Statement of Operations For The Period April 6, 2000 (Inception) through June 30, 2000
          Statement of Stockholders' Deficit For The Period April 6, 2000 (Inception) through June 30, 2000.
          Statement of Cash Flows For The Period April 6, 2000 (Inception) through June 30, 2000
          Notes to Financial Statements

     b) *Calipso Financial Statements - Incorporated by reference from 10SB filing.

     c) Proforma Condensed Consolidated - derived from the audited financial statements of KFI for the period April 6, 2000 through June 30, 2000 and of Calipso for period ending March 31, 2000.

     Exhibit                  Description

2.1                   Agreement and Plan of Merger, dated August 7, 2000
                      between Calipso and Knowledge Foundations, Inc.
3 (i)                 Certificate of Merger, dated August 17, 2000, filed
                      with the Secretary of State, Delaware RE: Merger
                      between Calipso and Knowledge Foundations, Inc.
3 (i) (a)             Certificate of Amendment of Certificate of
                      Incorporation, dated August 17, 2000, re: 36:1
                      forward split of shares
3 (i) (b)             Certificate of Amendment of Certificate of
                      Incorporation, dated August 17, 2000, re: 1.35:1
                      foward split of shares
3 (i) (c)             Certificate of Amendment of Certificate of
                      Incorporation, dated August 17, 2000, re: change authorized to 100,000,000 common shares at $.001 par value and 20,000,000 preferred shares at $.001 par value.
3.1*                  Articles of Incorporation of Knowledge Foundations,
                      Inc. (formerly Calipso, Inc.) filed on May 31, 1994 -
                      Incorporated by reference from the Calipso 10SB filing in November, 1999
3.2*                  By-laws of Knowledge Foundations, Inc. (formerly
                      Calipso, Inc.) - Incorporated by reference from the Calipso 10SB filing in November 1999.
4 (a)                 Stock Repurchase Agreement - dated September 18, 2000
                      between Calipso and Wright & Bleers and Ocean Way
                      Investments, Ltd.
4 (b)                 Lock Up Agreement - dated September 18, 2000 between
                      Calipso and Wright & Bleers and Ocean Way
                      Investments, Ltd.
10.1                  License and Royalty Agreement dated April 6, 2000
                      between Richard L. Ballard and Janet J. Pettitt and
                      Knowledge Foundations, Inc.
10.2                  Employment Contract of Michael W. Dochterman dated
                      May 1, 2000.
10.3                  Employment Contract of Robert A. Dietrich dated May
                      1, 2000.
16                    Letter of Barry Friedman re: change in certifying
                      accountant
99.1                  Text of Press Release dated September 21, 2000

*Incorporated by Reference